EXHIBITS 5.1 AND 23.2

Porter Wright Morris & Arthur LLP 41 South High Street Suites 2800-3200 Columbus, Ohio 43215-6194	September 16, 2022

Direct: 614-227-2059 Fax: 614-227-2100 Toll free: 800-533-2794	Recruiter.com Group, Inc. 500 Seventh Avenue New York, New York 10018

Ladies and Gentlemen:

www.porterwright.com CINCINNATI CLEVELAND COLUMBUS DAYTON NAPLES WASHINGTON, DC

We have acted as counsel for Recruiter.com Group, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”): (i) shares of Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), (ii) shares of Preferred Stock of the Company, $0.0001 par value per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (iv) units representing any combination of the foregoing securities (“Units”). The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities”. The Securities may be offered from time to time by the Company at indeterminate prices, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus filed pursuant to Rule 415 under the Securities Act (each, a “Prospectus Supplement”) for an aggregate initial offering price not to exceed $100,000,000.

The Warrants will be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as warrant agent (the “Warrant Agent”), as each such warrant agreement may be supplemented from time to time (each, the “Warrant Agreement”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be identified therein (each, a “Unit Agent”).

As counsel for the Company, in rendering the opinions below, we have reviewed and relied upon the Company’s Articles of Incorporation (the “Articles”), the exhibits filed with the Registration Statement or incorporated therein by reference, and certain resolutions (“Resolutions”) adopted by the Board of Directors of the Company (the “Board”) in connection with the Registration Statement and the registration of the Securities, and such other documents and authorities as we deem relevant for the purpose of this opinion. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies for examination.

1

September 16, 2022

Based upon the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof:

1. With respect to an offering of Common Stock covered by the Registration Statement, such Common Stock will be duly authorized, and each share of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such Common Stock shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Bylaws of the Company, as amended (the “Bylaws”), and the Board Resolutions, authorizing the issuance and sale of such Common Stock; and (iv) certificates representing such Common Stock shall have been duly executed, countersigned, registered and delivered, or such Common Stock shall have been duly registered and settlement duly effected by book-entry delivery, in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Bylaws and the Resolutions, establishing and designating such series of Preferred Shares and fixing and determining the relative, participating, optional or other special rights and privileges of such series and the qualifications, limitations or restrictions thereof and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Nevada Secretary of State a certificate of designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Articles and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and delivered, or, if applicable, such series of Preferred Stock shall have been duly registered and settlement duly effected by book-entry delivery, in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor.

3. Each issue of Warrants covered by the Registration Statement will be validly issued and constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such issue of Warrants and the Common Stock and/or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the specific terms of a particular issuance of Warrants shall have been duly established in accordance with the Warrant Agreement and applicable law; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Bylaws, the Resolutions and applicable law, authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (vi) if such Warrants are exercisable for Common Stock, the actions described in numbered paragraph 1 above shall have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in numbered paragraph 2 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor.

2

September 16, 2022

4. Each issue of Units covered by the Registration Statement will be validly issued and constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such issue of Units and the Common Stock, Preferred Stock, and/or Warrants underlying such Units shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the specific terms of a particular issue of Units shall have been duly established in accordance with the Unit Agreement and applicable law; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Bylaws, the Resolutions and applicable law, authorizing the execution and delivery of the Unit Agreement and the issuance and sale of such issue of Units; (vi) if shares of Common Stock underlie such Units, the actions described in numbered paragraph 1 above shall have been taken; (vii) if shares of Preferred Stock underlie such Units, the actions described in numbered paragraph 2 above shall have been taken; (viii) if Warrants underlie such Units, the actions described in numbered paragraph 3 above shall have been taken; (ix) certificates representing the Common Shares and/or the Preferred Shares underlying such Units shall have been duly executed, countersigned and registered or, if applicable, the Common Shares and/or the Preferred Shares underlying such Warrants shall have been duly registered and settlement duly effected by book-entry delivery; (x) certificates representing the Warrants underlying such Units shall have been duly executed, countersigned and issued; and (xi) the Units shall have been duly executed, authenticated and delivered by the Unit Agent in the manner set forth in the Unit Agreement against payment of the agreed consideration therefor and in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof.

The opinions in numbered paragraphs 3 through 4 above are qualified to the extent that the enforcement of the the Warrants and the related Warrant Agreement and the Units and the related Unit Agreement may be limited: (i) by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the enforcement of the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) under certain circumstances under law or court decisions in respect of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) in respect of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

3

September 16, 2022

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each share of Preferred Stock, each Warrant, and each Unit, as the case may be: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a Prospectus Supplement describing the Securities, to the extent required by the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder, will have been timely filed with the SEC; (iii) any Securities being offered will be issued and sold in compliance with all applicable federal and state securities laws and as contemplated in the Registration Statement or the Prospectus Supplement(s) relating thereto; (iv) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental or regulatory body having jurisdiction over the Company; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be as expressly contemplated in the Prospectus Supplement relating thereto; (vii) in the case of the issue of Units, the terms and conditions of the Units, the underlying Common Stock, Preferred Stock, and/or Warrant, and the related Unit Agreement will be as expressly contemplated in the Prospectus Supplement relating thereto; (x) the Articles, as currently in effect, will not have been modified or amended except as contemplated in numbered paragraph 2 or numbered paragraph 3 above, and will be in full force and effect; (xi) with respect to Common Stock, there will be sufficient shares of Common Stock authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance; and (xii) with respect to Preferred Stock, there will be sufficient shares of Preferred Stock authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance.

With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that: (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization; (ii) such party is or will be duly qualified to engage in the activities contemplated by each instrument or agreement to which it is or will become a party; (iii) such party has or will have full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is or will become a party and each such instrument or agreement has been or will be duly authorized (if applicable), executed and delivered by, and is or will be a valid, binding and enforceable agreement or obligation, as the case may be, of such party and (iv) such party will be in compliance, at all applicable times and in all respects material to each instrument or agreement to which it is or will become a party, with all applicable laws and regulations.

The opinions expressed herein are limited solely to: (i) the federal laws of the United States of America; and (ii) the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws), in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

4

September 16, 2022

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of SEC Regulation S-K. We hereby consent to your filing of this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Porter Wright Morris & Arthur LLP

PORTER WRIGHT MORRIS & ARTHUR LLP

5